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                                                               EXHIBIT (A)(1)(G)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           SCHUFF INTERNATIONAL, INC.
                              AT $2.17 PER SHARE BY
                            SCHUFF ACQUISITION CORP.
                       A CORPORATION TO BE WHOLLY OWNED BY
                                 DAVID A. SCHUFF
                                 SCOTT A. SCHUFF
                              AND THEIR AFFILIATES

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., DENVER TIME,
             ON FRIDAY, MAY 28, 2004, UNLESS THE OFFER IS EXTENDED.


                                 April 30, 2004

To Brokers, Dealers, Commercial Banks,
   Trust Companies, and Other Nominees:

         Schuff Acquisition Corp., an Arizona corporation ("SAC") an entity to be wholly owned by David A. Schuff, Chairman of the Board of Schuff International, Inc., Scott A. Schuff, President and Chief Executive Officer of Schuff International, and their affiliates, the Schuff Irrevocable Trust, the Scott A. Schuff Irrevocable Trust, and 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership, is offering to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Schuff International, Inc., a Delaware corporation, at a price of $2.17 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 29, 2004 (the "Offer to Purchase"), and in the related letter of transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

         For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1. The Offer to Purchase, dated April 30, 2004.

         2. The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

         3. The Notice of Guaranteed Delivery to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

         4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on substitute form W-9.

         6. A return envelope addressed to the Depositary (as defined below).
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         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE
NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., DENVER TIME, ON FRIDAY, MAY 28, 2004, WHICH DATE MAY BE EXTENDED.

         Please note the following:

         1. The tender price is $2.17 per share, net to the seller in cash without interest.

         2. The Offer is being made for all outstanding shares.

         3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE SCHUFF INTERNATIONAL BOARD OF DIRECTORS.

         4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. DENVER TIME, ON FRIDAY, MAY 28, 2004, WHICH DATE MAY BE EXTENDED.

         5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of shares such that, after the shares are purchased pursuant to the Offer, SAC would own at least 90% of the Shares. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.

         6. Tendering holders of shares ("Holders") whose Shares are registered in their own name and who tender directly to Computershare Trust Company, Inc., as depositary (the "Depositary") will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by SAC pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See instruction 8 of the Letter of Transmittal.

         7. Notwithstanding any other provision of the Offer, payment for shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such shares (a "Book-Entry Confirmation") with respect to such shares) into the Depositary's account at the depository trust company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and
(c) any other documents required by the Letter of Transmittal. Accordingly, tendering holders may be paid at different times depending upon when certificates for shares or book-entry confirmations with respect to shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY SAC. REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

         Any holder who desires to tender shares and whose certificates for shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on timely basis, or who cannot delivery all required documents to the depositary prior to the expiration date, may tender such shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

         SAC will not pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of shares pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). SAC will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of he enclosed materials to your clients. SAC will pay or cause to be paid any transfer



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taxes with respect to the transfer and sale of purchased shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Questions and requests for additional copies of the enclosed material may be directed to Julie Hall at Schuff Acquisition Corp., the Information Agent for the Offer, at 1841 West Buchanan, Phoenix, Arizona 85007, or call (602) 452-4497.

                                            Very truly yours,





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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR
ANY OTHER PERSON THE AGENT OF SAC, THE INFORMATION AGENT, OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED HEREIN.


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